Exhibit 10.1

UNITED STATES DISTRICT COURT
DISTRICT OF NEVADA

HOWARD L. HOWELL, Lead Plaintiff,
ELLISA PANCOE, Individually and on
Behalf of All Others Similarly Situated,

Plaintiffs,

v.

JBI, INC., f/k/a 310 HOLDINGS, INC.,
JOHN BORDYNUIK, and RONALD
BALDWIN, JR.,

Defendants.
Case No. 3:11-CV-00545-RCJ-WGC

STIPULATION OF SETTLEMENT

Stipulation of Settlement

This Stipulation of Settlement dated as of August 8, 2013 (the “Stipulation”), is made and entered into by and among the following Settling Parties to the above-entitled Litigation: (i) Lead Plaintiff Howard L. Howell and Plaintiff Ellisa Pancoe (collectively “Plaintiffs”) (on behalf of themselves and each of the Class Members), by and through their counsel of record in the Litigation; and (ii) Defendants JBI, Inc., formerly 310 HOLDINGS, Inc. (“JBI” or the “Company”), John Bordynuik, and Ronald Baldwin, Jr. (collectively, “Defendants”), by and through their counsel of record in the Litigation.  Subject to the approval of the Court, the Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Litigation and Released Claims as defined below, upon and subject to the terms and conditions hereof (the “Settlement”).

I.             THE LITIGATION

On July 28, 2011, a purported class action was filed in this Court alleging claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder (“Federal Securities Laws”) against Defendants on behalf of all those who purchased JBI’s securities between August 28, 2009 and July 20, 2011, inclusive, and who were damaged thereby.  On January 16, 2012, Defendants answered the Complaint.  On May 11, 2012, the Court appointed Howard L. Howell to serve as Lead Plaintiff and designated Glancy Binkow & Goldberg LLP as Lead Counsel.

On July 10, 2012, Plaintiffs filed an Amended Class Action Complaint for Violations of the Federal Securities Laws seeking an unspecified amount of damages on behalf of all those who purchased JBI’s securities between August 28, 2009 and January 4, 2012, inclusive, and who were damaged thereby.  Thereafter, the Settling Parties conferred regarding the possibility of settlement and agreed to mediate a possible resolution of the case.  Prior to mediation, the Settling Parties submitted confidential mediation statements to the mediator, David Rotman, Esq.  On August 3, 2012, and September 7, 2012, the Settling Parties attended two mediation sessions under the direction of David Rotman, Esq.  The Settling Parties were unable to reach a settlement as a result of those mediation sessions.

Stipulation of Settlement

On November 5, 2012, Defendants answered the complaint filed on July 10, 2012.  Thereafter, the Court ordered Plaintiffs to re-file the complaint with the Lead Plaintiff included in the caption.

On January 3, 2013, Plaintiffs filed the Revised Amended Class Action Complaint for Violations of The Federal Securities Laws (the “Complaint”) on behalf of all those who purchased JBI’s securities between August 28, 2009 and January 4, 2012, inclusive, and who were damaged thereby, against Defendants.  The Complaint seeks an unspecified amount of damages and asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Securities and Exchange Commission Rule 105-b promulgated thereunder.

Thereafter, the Settling Parties again conferred regarding the possibility of settlement and agreed to mediate a possible resolution of the case.  Prior to mediation, the Settling Parties submitted confidential mediation statements to the mediator, Jed D. Melnick, Esq.  On March 20, 2013, the Settling Parties attended a mediation under the direction of Jed D. Melnick, Esq. in Los Angeles, California.  The Settling Parties were able to reach a basic framework for a potential settlement at the mediation.  Following the mediation, the Settling Parties negotiated and agreed to the material terms of a settlement of this Litigation.

II.            DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Each Defendant has expressly denied and continues to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Complaint.  Specifically, Defendants have denied, and continue to deny, inter alia, the allegations that Plaintiffs or the Class have suffered damages or that any Defendant made or caused any alleged misrepresentation or omission.  Pursuant to the terms set forth below, this Stipulation shall in no event be construed as, or deemed to be, evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

Stipulation of Settlement

Nonetheless, Defendants have concluded that further Litigation could be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation.  Defendants have, therefore, determined that it is desirable and beneficial that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

III.           CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims asserted in the Litigation have merit and that the evidence developed to date supports the claims asserted.  However, counsel for Plaintiffs recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Litigation against Defendants through trial and through appeals.  Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, and the difficulties and delays inherent in such litigation.  Additionally, Plaintiffs have considered that it is uncertain whether and to what extent there is and/or will be insurance coverage available to contribute to the satisfaction of any judgment that might be obtained, and uncertain whether defendants will be able to respond to any such future judgment. Plaintiffs also are mindful of the inherent problems of proof under, and possible defenses to, the claims of securities law violations asserted in the Litigation.  Plaintiffs believe that the Settlement set forth in the Stipulation confers substantial benefits upon the Class.  Based on their evaluation, Plaintiffs and counsel for Plaintiffs have determined that the Settlement set forth in the Stipulation is in the best interests of Plaintiffs and the Class and, therefore, determined that it is desirable and beneficial to Plaintiffs and the Class that the Litigation be settled upon the terms and conditions set forth in this Stipulation.

Stipulation of Settlement

IV.           TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and the Class Members) and Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows.

1.             Definitions

As used in the Stipulation, the following terms have the meanings specified below.  In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definition set forth below shall control.

1.1           “Authorized Claimant” means any Class Member who, in accordance with the terms of this Stipulation, is entitled to a distribution from the Settlement Fund pursuant to any Plan of Allocation or any order of the Court.

1.2           “JBI,” “310 Holdings” or the “Company” means JBI, INC., formerly 310 HOLDINGS, INC.

1.3           “Claims Administrator” means Gilardi & Co, LLC.

1.4           “Class” means all persons or entities who purchased or otherwise acquired JBI’s securities between August 28, 2009 and January 4, 2012, inclusive, and who were damaged thereby.  Excluded from the Class are Defendants, the officers and directors of the Company, at all relevant times, members of their immediate families, any entity in which any Defendant has or had a legal controlling interest, and the legal representatives, heirs, successors, or assigns of any Defendant.

Stipulation of Settlement

1.5           “Class Member” or “Member of the Class” means a Person who falls within the definition of the Class as set forth in ¶1.4 above.

1.6           “Class Period” means the period commencing on and between August 28, 2009 and January 4, 2012, inclusive.

1.7           “Complaint” means the Revised Amended Class Action Complaint for Violations of the Federal Securities Laws filed on January 3, 2013.

1.8           “Court” means the United States District Court for the District of Nevada.

1.9           “Defendants” means JBI, John Bordynuik, and Ronald Baldwin, Jr.

1.10         “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of this Stipulation have been met and have occurred.

1.11         “Escrow Agent” means Gilardi & Co, LLC and/or Glancy Binkow & Goldberg LLP, or their successors, or such other person or entity designated by the Court.

1.12         “Final” means, with respect to any order of the Court, including, without limitation, the Judgment, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise.  Without limitation, an order becomes “Final” when: (a) no appeal has been filed and the prescribed time for commencing any appeal has expired; or (b) an appeal has been filed and either (i) the appeal has been dismissed and the prescribed time, if any, for commencing any further appeal has expired, or (ii) the order has been affirmed in its entirety and the prescribed time, if any, for commencing any further appeal has expired.  For purposes of this paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind.  Any appeal or other proceeding pertaining to any order adopting or approving a Plan of Allocation, or to any order issued in respect of an application for attorneys’ fees and expenses, or to an order issued in respect to an application for reimbursement of Plaintiffs’ expenses, pursuant to ¶¶ 6.1 and 6.2 below, shall not in any way delay or preclude the Judgment from becoming Final.

Stipulation of Settlement

1.13         “Individual Defendants” means John Bordynuik and Ronald Baldwin, Jr.

1.14         “Judgment” means the judgment to be rendered by the Court, in the form attached as Exhibit B (“Final Judgment and Order of Dismissal with Prejudice”) hereto.

1.14A      “Judgment Date” means the date the Court enters the Judgment..

1.15         “Lead Plaintiff” means Howard L. Howell.

1.16         “Litigation” means Howell v. JBI, Inc. et al., Case No. 3:11-cv-00545-RCJ-WGC.

1.17         “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity together with their spouses, heirs, predecessors, successors, representatives, or assignees of any of the foregoing.

1.18         “Plaintiffs” means Howard L. Howell and Ellisa Pancoe.

1.19         “Lead Counsel” or “Class Counsel” refers to the law firm of Glancy Binkow & Goldberg LLP.

1.20         “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund, to be approved by the Court, whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of or provision for expenses of notice and administration of the Settlement, Taxes and Tax Expenses, and such attorneys’ fees, costs, expenses, and interest as may be awarded by the Court.  Any Plan of Allocation is not part of the Stipulation and the Released Persons shall not have any responsibility or liability with respect thereto.

Stipulation of Settlement

1.21         “Preliminary Approval Order” means the order entered by the Court in substantially the form and content as Exhibit A (“Order Preliminarily Approving Settlement and Providing for Notice of Proposed Settlement”).

1.21A     “Proof of Claim and Release” means the form to be sent to Class Members, in the form attached as Exhibit A-2 hereto, upon further order(s) of the Court, by which any Class Member may make claims against the Settlement Fund for damages allegedly incurred by reason of their investment(s) in JBI securities.

1.22         “Released Claims” means any and all claims (including  Unknown Claims), demands, losses, rights, causes of action, liabilities, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, concealed or hidden, asserted or unasserted that have been or could have been asserted in this Litigation or in any court, tribunal, forum or proceeding (including, but not limited to, any claims arising under federal, state or foreign law, common law, statute, rule, or regulation relating to alleged fraud, breach of any duty, negligence, violations of the federal or state securities laws, or otherwise, and including all claims within the exclusive jurisdiction of the federal courts), whether individual, class, direct, derivative, representative, legal, equitable or any other type or in any other capacity, which Plaintiff or any Member of the Class ever had, now has, or hereafter can, shall, or may have by reason of, arising out of, relating to or in connection with the allegations, conduct, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, or set forth or otherwise related, directly or indirectly, to the Litigation, or to the purchase or acquisition of stock in JBI, including without limitation, any disclosures made in connection with any of the foregoing, except claims to enforce the Settlement.

Stipulation of Settlement

1.23         “Released Persons” means each and all of Defendants, including any “Related Parties” of the Defendants.  As used herein, “Related Parties” is defined to include the Individual Defendants’ families, and the Company’s parent entities, associates, affiliates or subsidiaries, and each and all of the Defendants’ past, present, or future officers, directors, stockholders, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, underwriters, insurers, engineers, advisors, principals or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, and each of their respective predecessors, successors, and assigns, and any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.

1.24         “Settlement Fund” means the shares of JBI common stock that JBI will issue in accordance with the provisions set forth in Section 2(a).

1.25         “Settling Parties” means, collectively, Defendants and Plaintiffs on behalf of themselves and the Members of the Class.

1.26         “Unknown Claims” means any and all Released Claims which Plaintiffs or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision(s) with respect to this Settlement.  Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed, concealed, or hidden.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Stipulation of Settlement

Plaintiffs shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.  Plaintiffs and Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing, heretofore have existed, or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law, rule or regulation, without regard to the subsequent discovery or existence of such different or additional facts.  Plaintiffs acknowledge, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver and inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and a key element of the Settlement of which this release is a part.

2.             The Settlement

a.	The Settlement Fund

2.1           JBI shall issue shares of its authorized but unissued common stock to fund the Settlement (“JBI Settlement Shares”)  The number of shares will be dependent on the price of JBI shares as of the Judgment Date.  If the price of JBI’s common stock is less than $0.50 per share (based upon the average closing price for the 90 trading days preceding the Judgment Date) on the date of the Judgment, the Company will issue three (3) million shares of common stock which will comprise the Settlement Fund.   If the price of JBI’s common stock falls between $0.50 and $0.70 per share, inclusive (based upon the average closing price for the 90 trading days preceding the Judgment Date), the Company will issue two and one-half (2.5) million shares of common stock which will comprise the Settlement Fund.   If the price of JBI’s common stock is more than $0.70 per share (based upon the average closing price for the 90 trading days preceding the Judgment Date) on the date of the Judgment, the Company will issue one and three-quarters (1.75) million shares of common stock which will comprise the Settlement Fund.

Stipulation of Settlement

JBI will electronically transfer the shares within ten (10) calendar days of the entry of the Judgment approving the terms of the Settlement set forth herein. The transfer of the stock shall be pursuant to Section 3(a)(10) of the Securities Act of 1933. The stock shall not constitute “restricted securities” pursuant to the Securities Act of 1933, and may be sold or transferred by recipients thereof who are not affiliates of JBI (as that term is defined in Rule 144 of the Securities Act of 1933) or recipients deemed to be underwriters under the Securities Act of 1933 without registration under § 5 of the Securities Act of 1933 or compliance with Rule 144.

The shares issued hereunder and constituting the Settlement Fund shall not be distributed in kind to Class Members.  At any time after final approval  Lead Counsel shall have the option, at their sole discretion but consistent with their fiduciary duties to Class Members, of selling all or any portion of such shares for the benefit of Class Members subject to the limitations noted herein;  The proceeds of any such sale shall be placed in the Settlement Fund.  Lead Counsel will ensure that any sales of the stock on any trading day will not exceed the greater of: (1) 12,500 shares; or (2) 10% of the average daily trading volume for JBI’s common stock for the 90 trading days preceding the Judgment Day.   Lead Counsel will provide a monthly report to counsel for JBI 10 days after the beginning of each month showing the sales of the shares of stock in the Settlement Fund that occurred in the prior month.

Stipulation of Settlement

2.2           Defendant JBI shall pay or cause to be paid all expenses incurred by the Claims Administrator in administering the Settlement, including all expenses related to providing notice to the class, such as the printing and mailing of the Notice and Proof of Claim forms, the publication of the Summary Notice, and preparing the Settlement Fund for distribution (“Administrator Expenses”).  Additionally, Defendant JBI shall reimburse Plaintiffs for all mediation expenses incurred, which expenses total $38,848.34 (“Mediation Expenses”).  In no event shall Defendant JBI  be obligated to pay more than $200,000 in total for these two types of expenses.  Defendant JBI will wire reimbursement for the Mediation Expenses into the Escrow Account within fourteen (14) calendar days following the Judgment Date.  Defendant JBI will wire funds into the Escrow Account to pay the Administrator Expenses as incurred and within ten (10) days of receipt of an invoice detailing those expenses.

b.	The Escrow Agent

2.3           The Escrow Agent shall invest all cash components of the Settlement Fund,  in instruments either fully insured or backed by the full faith and credit of the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates.

2.4           The Escrow Agent shall permit Lead Counsel to withdraw up to two hundred thousand dollars ($200,000.00) from the Escrow Account (as provided by Defendants in ¶2.2) to be used to pay all Administrator Expenses and to reimburse Lead Counsel for Mediation Expenses (as provided in ¶2.2).

2.5           Subject to further order(s) and/or direction(s) as may be made by the Court, or as provided in this Stipulation, the Escrow Agent is authorized to execute such transactions as are consistent with the terms of this Stipulation.

2.6           All funds and shares held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to this Stipulation and/or further order(s) of the Court.

Stipulation of Settlement

2.7           The Escrow Agent shall not be responsible for the payment of any sums due to Authorized Claimants or other Persons, except to the extent of maintaining account of and appropriately paying sums as required by this Stipulation, but only to the limited extent that such sums have been delivered into the Escrow Account as required by this Stipulation.  The Escrow Agent shall be liable only for acts of gross negligence or willful misconduct.  The assumption of duties as Escrow Agent shall not preclude Lead Counsel from continuing to represent, as the case may be, Plaintiffs or Class Members.

c.	Taxes

2.8           (a)           The Settling Parties and the Escrow Agent shall treat the escrow account as a “qualified settlement fund” for purposes of §468B of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.  The Escrow Agent and the Settling Parties shall timely make such elections as are necessary or advisable to carry out the provision of this ¶ 2.8, including, without limitation, the “relation-back election” described in Treas. Reg. §1.468B-1 back to the earliest permitted date.  Such elections shall be made in compliance with the procedures and requirements contained in such regulations.  It shall be the responsibility of the Escrow Agent to prepare and deliver timely and properly the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

(b)           The Escrow Agent shall be the escrow account’s “administrator” as that term is used in Treas. Reg. §1.468B-2.  As administrator, the Escrow Agent shall satisfy the administrative requirements imposed by Treas. Reg. §1.468B-2 by, e.g., (i) obtaining a taxpayer identification number, (ii) satisfying any information reporting or withholding requirements imposed on distributions from the Settlement Fund, and (iii) timely and properly filing applicable federal, state or local tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. §1.468B-2(k)) and paying any taxes reported thereon.  Such returns (as well as the election described in this ¶ 2.8) shall be consistent with this ¶ 2.7 and in all events shall reflect that all Taxes, as defined in subsection (c) below, on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶ 2.8(c) hereof.

Stipulation of Settlement

(c)           All (i) taxes (including any estimated taxes, interest, or penalties) arising with respect to the income earned by the Settlement Fund, including, without limitation, any taxes or tax detriments that may be imposed upon Defendants or their counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (collectively, “Taxes”), and (ii) expenses and costs incurred in connection with the operation and implementation of this ¶ 2.8, including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this ¶ 2.8 (collectively, “Tax Expenses”), shall be paid out of the Settlement Fund; in all events neither Defendants nor their counsel shall have any liability or responsibility for the Taxes or the Tax Expenses.  With funds from the Settlement Fund, the Escrow Agent shall indemnify and hold harmless Defendants and their counsel for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification).  Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall timely be paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(1)(2)); neither Defendants nor their counsel are responsible therefor, nor shall they have any liability therefor.  The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶ 2.8.

Stipulation of Settlement

3.	Preliminary Approval Order and Settlement Hearing

3.1           Promptly after execution of this Stipulation, Lead Counsel shall submit the Stipulation to the Court and shall apply for entry of an order (“Preliminary Order”) substantially in the form and content of Exhibit A hereto, requesting, inter alia, the preliminary approval of the Settlement set forth in this Stipulation, approval for the mailing of a settlement notice (the “Notice”) in the form attached as Exhibit A-1 hereto, and publication of a summary notice (the “Summary Notice”) in the form attached as Exhibit A-3 hereto.  The Notice shall include the general terms of the Settlement set forth in this Stipulation, the proposed Plan of Allocation, the general terms of the Fee Application, and the date of the Settlement Hearing as defined below.  Defendants do not take any position as to the proposed Plan of Allocation at this time.

3.2           Lead Counsel shall request that the Court hold a hearing (the “Settlement Hearing”) at which time Lead Counsel shall request that the Court finally approve the Settlement of the Litigation as set forth herein.

3.3           At the Settlement Hearing, the Settling Parties shall jointly request entry of a Judgment in the form attached hereto as Exhibit B:

(a)           finally approving the Settlement as fair, reasonable, and adequate, within the meaning of Rule 23 of the Federal Rules of Civil Procedure, and directing its consummation pursuant to its terms;

(b)           directing that the Litigation be dismissed with prejudice; directing that the Settling Parties are to bear their own costs, except as otherwise provided in this Stipulation; and releasing the Released Claims;

Stipulation of Settlement

(c)           permanently barring and enjoining the institution and prosecution, by Plaintiffs and the Class Members, of any other action against the Released Persons in any court or other tribunal, forum, or proceeding, asserting any Released Claims;

(d)           reserving jurisdiction over the Litigation, including all future proceedings concerning the administration, consummation, and enforcement of this Stipulation;

(e)           finding that the Complaint in the Litigation was filed on a good faith basis in accordance with the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and Rule 11 of the Federal Rules of Civil Procedure;

(f)           finding, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, that there is no just reason for delaying and directing entry of a final judgment; and

(g)           containing such other and further provisions consistent with the terms of this Stipulation to which the Settling Parties expressly consent in writing.

3.4           At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the proposed Plan of Allocation, the Fee Application, and the request for payment of Plaintiffs’ expenses.

4.	Releases and Bar Order

4.1           Upon the Effective Date, Plaintiffs and each of the Class Members, for themselves and for each of their respective officers, directors, shareholders, employees, agents, spouses, subsidiaries, heirs at law, successors and assigns, and any other Person claiming (now or in the future) through or on behalf of them, and regardless of whether any such Plaintiffs or Class Member ever seeks or obtains by any means, including, without limitation, by submitting a Proof of Claim and Release, any distribution from the Settlement Fund, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons and shall have covenanted not to sue the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting any Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation or the Judgment entered pursuant thereto.

Stipulation of Settlement

4.2           Upon the Effective Date, each of Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Class (except any Class Member who opts out of the Settlement), Plaintiffs and Plaintiffs’ counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement, or resolution of the Litigation or the Released Claims except to enforce the releases and other terms and conditions contained in this Stipulation or any Court order (including, but not limited to, the Judgment) entered pursuant thereto.

5.	Administration and Calculation of Claims, Final Awards and Supervision and Distribution of the Settlement Fund

5.1           The Claims Administrator, subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to Authorized Claimants pursuant to the Plan of Allocation.

5.2           The Settlement Fund shall be applied as follows:

(a)         to pay counsel’s attorneys’ fees with interest thereon and the expenses of Plaintiffs (the “Fee Award”), if and to the extent allowed by the Court;

(b)         to pay the Taxes and Tax Expenses described in ¶ 2.8 hereof; and

(c)         to distribute the balance of the Settlement Fund (the “Net Settlement Fund”) to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or order of the Court.

Stipulation of Settlement

5.3           Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following.

5.4           Within ninety (90) calendar days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form agreed to by the Settling Parties, signed under penalty of perjury, and supported by such documents as are specified in the Proof of Claim and Release and as are reasonably available to such Person.

5.5           Except as otherwise ordered by the Court, any and all Class Members who fail to timely submit a Proof of Claim and Release within the period described in ¶ 5.4, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment.

5.6           The Net Settlement Fund shall be distributed to Authorized Claimants substantially in accordance with the Plan of Allocation set forth in the Notice and approved by the Court.  Any such Plan of Allocation is not a part of this Stipulation.  No funds or shares from the Net Settlement Fund shall be distributed to Authorized Claimants until the Effective Date.  If there are any funds or shares remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks, or otherwise), Lead Counsel shall, if feasible, reallocate such balance among Authorized Claimants in an equitable and economic fashion.  Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to one or more secular §501(c)(3) organization(s) selected by Lead Counsel.

Stipulation of Settlement

5.7           Neither the Released Persons nor their counsel shall have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Settlement Fund or Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection with any such matters.  Plaintiffs and each Class Member hereby fully, finally, and forever release, relinquish, and discharge the Released Persons and their counsel from any and all such liability.

5.8           No Person shall have any claim against Plaintiffs, Lead Counsel, the Claims Administrator, or their counsel based on the distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation, or further order(s) of the Court.  No Person shall have any claim against the Released Persons or their counsel arising from or relating to the management of, distributions from, or the disposition of the Settlement Fund or the Net Settlement Fund, and Plaintiffs and each Class Member hereby fully, finally, and forever release, relinquish, and discharge the Released Persons and their counsel from any and all such liability.

5.9           It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Judgment approving the Stipulation and the Settlement set forth therein, or any other orders entered pursuant to the Stipulation.

Stipulation of Settlement

5.10         All Persons who fall within the definition of Class Members shall be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgment with respect to all Released Claims, regardless of whether such Persons seek or obtain by any means, including, without limitation, by submitting a Proof of Claim and Release or any similar document, any distribution from the Settlement Fund or the Net Settlement Fund.

6.	Lead Counsel’s Attorneys’ Fees

6.1           Lead Counsel may submit an application or applications (the “Fee Application”) for distributions to Plaintiffs’ counsel from the Settlement Fund for an award of attorneys’ fees, plus any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court, and for reimbursement of Plaintiffs’ reasonable costs and expenses (including lost wages) directly related to their representation of the Class in this Litigation.  Defendant JBI has agreed to pay for Plaintiffs’ Mediation Expenses and Plaintiffs have agreed to not move the Court for reimbursement of  any expenses unrelated to mediations in this action.  Lead Counsel reserves the right to make additional applications to the Court for fees and expenses incurred.

6.2           The fees and expenses, as awarded by the Court, shall be paid to Lead Counsel from the Settlement Fund as provided in ¶ 2.4.  Lead Counsel may thereafter allocate the attorneys’ fees among other Plaintiffs’ counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the initiation, prosecution, and resolution of the Litigation.  If, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Fee Award is overturned, modified, or lowered, or if the Effective Date does not occur, then, within five (5) business days from the event specified in subparts (a) through (d) of Paragraph 7.1, which prevents the Effective Date from occurring, Lead Counsel shall refund to the Settlement Fund such fees and expenses previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification.  Each such Plaintiffs’ counsel’s law firm receiving fees and expenses, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

Stipulation of Settlement

6.3           The procedure for and the allowance or disallowance by the Court of any applications by Lead Counsel for attorneys’ fees or the expenses of Plaintiffs, to be paid out of the Settlement Fund are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in the Stipulation; and any order or proceeding relating to the Fee and Expense Application or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment and the Settlement of the Litigation set forth therein.

6.4           The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any payment of any type or nature whatsoever, including attorneys’ fees and expenses to Plaintiffs’ counsel.  The Released Persons do not take any position as to Lead Counsel’s request for attorneys’ fees and expenses and/or Lead Counsel’s request for the reimbursement of Plaintiffs’ reasonable costs and expenses (including lost wages) directly related to their representation of the Class in this Litigation.

6.5           The Released Persons shall have no responsibility for, and no liability whatsoever with respect to,  the allocation among Plaintiffs’ counsel, and/or any other Person who may assert some claim thereto, of any Fee Award that the Court may make in the Litigation.

Stipulation of Settlement

7.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

7.1           The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a)         the Court has entered the Notice Order, as required by ¶ 3.1 hereof;

(b)         the Court has entered the Final Judgment and Order of Dismissal With Prejudice substantially similar to attached Exhibit B or a judgment in a form otherwise acceptable to all Settling Parties (“Alternate Judgment”);

(c)         the Judgment has become Final; and

(d)         Neither Settling Party has terminated the Stipulation (including, but not limited to JBI’s option to terminate under the Supplemental Agreement).

7.2           Upon the Effective Date, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.  .

7.3           If the Effective Date does not occur, then Defendants or Plaintiffs’ Lead Counsel shall have the option to terminate by providing written notice of their election to do so (“Termination Notice”) to Defendants or Plaintiffs’ Lead Counsel. The Termination Notice shall be delivered within 30 court days of the event, specified in subparts (a) through (d) of Paragraph 7.1, which prevents the Effective Date from occurring.

7.4	Upon receipt of a Termination Notice:

(a)
The Settling Parties may mutually agree in writing to proceed with the Stipulation; however, no Settling Party shall have any obligation whatsoever to proceed under any terms other than substantially in the form provided and agreed to herein; or

(b)
The Settling Parties may move the Court to set aside the settlement or render any judgment or order entered by the Court in accordance with the terms of the Stipulation to be treated nunc pro tunc; or otherwise take whatever action necessary to render the terms and provisions of the Stipulation null and void, with no further force and effect with respect to the Settling Parties.

Stipulation of Settlement

(c)	The Settling Parties shall be restored to their respective positions in the Litigation as of one court day prior to the execution of the Stipulation;

(d)
Neither the existence nor the terms of this Stipulation (nor any negotiations preceding this Stipulation nor any acts performed pursuant to, or in furtherance of, this Stipulation) shall be used in this Litigation or in any other proceeding for any purpose.

8.	Miscellaneous Provisions

8.1           The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2           The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them.  The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense.

8.3           While Defendants deny that the claims advanced in the Litigation were meritorious, they will not assert in any public statement that the Litigation was not filed in good faith and/or is not being settled voluntarily after consultation with competent legal counsel.  The Judgment will contain a finding that, during the course of the Litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.  The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the Settlement were negotiated in good faith by the Settling Parties and reflect a settlement that was reached voluntarily after consultation with competent legal counsel and with the assistance of David Rotman, Esq. and Jed D. Melnick, Esq.  The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

Stipulation of Settlement

8.4           The parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Litigation.  The Settlement compromises claims which are contested.  Neither this Stipulation nor the Settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, any allegation made in the Litigation, or any wrongdoing or liability of Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any liability, fault, or omission of any of Defendants in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.5           The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.6           The Stipulation constitutes the entire agreement among the parties hereto and no representations, warranties, or inducements have been made to any party concerning the Stipulation other than the representations, warranties, and covenants contained and memorialized in such documents.  It is understood by the Settling Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.  Except as otherwise provided herein, each party shall bear her, his, or its own costs.

Stipulation of Settlement

8.7           Lead Counsel, on behalf of the Class, is expressly authorized by Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.  Plaintiffs and Lead Counsel represent and warrant that none of Plaintiffs’ claims or causes of action referred to herein or that could have been alleged in the Litigation have been assigned, encumbered or in any manner transferred in whole or in part.

8.8           Each counsel or other Person executing the Stipulation and any documents prepared in furtherance of the Stipulation on behalf of any party hereto hereby represents and  warrants that such Person has the full authority to do so and has the authority to bind the party on whose behalf they are executing this Stipulation.  The performance by any Class Member and the Settling Parties of their obligations under this Stipulation have been duly authorized and any necessary third-party consents, if any, have been obtained.

8.9           The Stipulation may be executed in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument, each of which shall be deemed an original notwithstanding that all of the parties hereto are not signatories to the same counterpart.  A complete set of executed counterparts shall be filed with the Court.  The Settling Parties agree that facsimile or scanned signatures shall have the same force and effect as original signatures.

Stipulation of Settlement

8.10         The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto, including any corporation or other entity into or with which any party merges, consolidates, or reorganizes or has merged, consolidated, or reorganized.

8.11         The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties and counsel for the parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

8.12         This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

8.13         All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.14         If any notice is required to be given by the parties, such notice shall be given by electronically mailing such notice: if to Plaintiffs, to: ExKano Sams, GLANCY BINKOW & GOLDBERG LLP, 1925 Century Park East, Suite 2100, Los Angeles, CA 90067; if to Defendants, to: (1) Michael R. MacPhail, FAEGRE BAKER DANIELS, LLP, 1700 Lincoln Street, Suite 3200, Denver CO 8020; and (2) Steven W. Bacon, General Counsel, JBI, Inc., 20 Iroquois Street, Niagara Falls, NY 14303.

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Stipulation of Settlement

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of August 8, 2013.

Dated:
GLANCY BINKOW & GOLDBERG LLP

By:  /s/ Ex Kano S. Sams II
Lionel Z. Glancy
Michael Goldberg
Ex Kano S. Sams II
Robert V. Prongay
1925 Century Park East, Suite 2100
Los Angeles, California 90067
Telephone: (310) 201-9150
Facsimile: (310) 201-9160

Lead Counsel for Plaintiffs

THE O’MARA LAW FIRM, P.C.
David C. O’Mara, Esq.
Nevada State Bar No. 8599
311 E. Liberty Street
Reno, Nevada 89051
Telephone: (775) 323-1321
Facsimile: (775) 323-4082
Liaison Counsel for Plaintiffs

LAW OFFICES OF HOWARD G. SMITH
Howard G. Smith
3070 Bristol Pike, Suite 112
Bensalem, PA 19020
Telephone: (215) 638-4847
Facsimile: (215) 638-4867

Additional Counsel for Plaintiffs

Stipulation of Settlement

Dated: August 8, 2013
FAEGRE BAKER DANIELS, LLP

By:  /s/ Michael R. MacPhail Michael R. MacPhail
Katherine W. Wittenberg
3200 Wells Fargo Center
1700 Lincoln Street
Denver, CO 80203-4532
Telephone: 303-607-3500
Fax: 303-607-3600
Email: Michael.MacPhail@FaegreBD.com
Katherine.Wittenberg@ FaegreBD.com

ARMSTRONG TEASDALE, LLP
Richard G. Campbell, Jr.
Bret Meich
Nevada Bar No.: 1832
Bret F. Meich
Nevada Bar No.: 11208
50 West Liberty Street, Suite 950
Reno, Nevada 89501
Telephone No.: (775) 322-7400
Richard.campbell@armstrongteasdale.com
Email: bret.meich@armstrongteasdale.com

Attorneys for Defendants

Stipulation of Settlement